Exhibit 99.1

Rafael Holdings Reports Second Quarter Fiscal 2025 Financial Results

The planned merger with Cyclo Therapeutics is anticipated to close in Q3 pending shareholder approvals

Post-merger the Company intends to focus its efforts on Cyclo’s lead clinical program Trappsol® Cyclo™

NEWARK, NJ – March 13, 2025 (GLOBE NEWSWIRE) - Rafael Holdings, Inc. (NYSE: RFL), today reported its financial results for the second quarter and first six months of fiscal year 2025 ended January 31, 2025.

“We look forward to the upcoming shareholder vote on our pending merger with Cyclo Therapeutics (Nasdaq: CYTH) later this month and anticipate closing promptly post shareholder approvals. Upon closing, the Company’s strategic focus will be on its lead clinical asset, Trappsol® Cyclo™,” said Bill Conkling, CEO of Rafael Holdings. Bill added, “We are encouraged by the preliminary results presented at the 21st Annual WORLDSymposium in early February from the ongoing Phase 3 TransportNPC™ Open-Label Sub-Study evaluating Trappsol® Cyclo™ for the treatment of Niemann-Pick Disease Type C1 in patients <3 years of age. We believe that Trappsol® Cyclo™ has the potential to improve the lives of patients suffering from this rare genetic disease and topline data from the 48-week interim analysis of 104 enrolled patients is expected in the middle of 2025.”

Rafael Holdings, Inc. Second Quarter Fiscal Year 2025 Financial Results

As of January 31, 2025, we had cash and cash equivalents of $48.3 million.

For the three months ended January 31, 2025, we recorded a net loss attributable to Rafael Holdings of $4.6 million, or $0.19 per share, versus net income of $6.0 million, or $0.25 per fully diluted share in the year ago period. The year over year decline was attributable to the combined unrealized losses of $1.1 million on the Company’s investment in Cyclo equity which we purchased in advance of the potential merger as well as in the unrealized losses on convertible notes receivable from Cyclo in the current period, versus $9.7 million in unrealized gains on the Company’s investment in Cyclo in the year ago period.

Research and development expenses were $0.9 million for the three months ended January 31, 2025, compared to $0.6 million in the year ago period. The year over year increase relates to activity at Cornerstone and Day Three, which were consolidated with Rafael Holdings during fiscal 2024.

General and administrative expenses were $2.6 million in both the three months ended January 31, 2025, and 2024.

Rafael Holdings, Inc. First Six Months Fiscal Year 2025 Financial Results

For the six months ended January 31, 2025, we recorded a net loss attributable to Rafael Holdings of $13.6 million, or $0.57 per share, versus net income of $2.4 million, or $0.10 per share in the year ago period. The year over year decline was attributable to the combined unrealized losses of $4.9 million on the Company’s investment in Cyclo as well as in the convertible notes receivable from Cyclo, versus $7.6 million in unrealized gains on the Company’s investment in Cyclo in the year ago period.

Research and development expenses were $2.3 million for the six months ended January 31, 2025, compared to $1.1 million in the year ago period. The year over year increase relates to activity at Cornerstone and Day Three, which were consolidated with Rafael Holdings during fiscal 2024.

For the six months ended January 31, 2025, general and administrative expenses were $5.1 million compared to $4.6 million in the same period in the prior year.

About Rafael Holdings, Inc.

Rafael Holdings, Inc. is a holding company with interests in clinical and early-stage pharmaceutical companies including an investment in (and planned merger with) Cyclo Therapeutics Inc. (Nasdaq: CYTH), a biotechnology company dedicated to developing Trappsol® Cyclo™, which is being evaluated in clinical trials, including an ongoing Phase 3 trial for the potential treatment of Niemann-Pick Disease Type C1 (“NPC1”), a rare, fatal, and progressive genetic disorder.  Rafael also holds a majority equity interest in LipoMedix Pharmaceuticals Ltd., a clinical stage pharmaceutical company, Barer Institute Inc., a wholly owned preclinical cancer metabolism research operation, a majority interest in Cornerstone Pharmaceuticals, Inc., formerly known as Rafael Pharmaceuticals Inc., a cancer metabolism-based therapeutics company, a majority interest in Rafael Medical Devices, LLC, an orthopedic-focused medical device company developing instruments to advance minimally invasive surgeries, and a majority interest in Day Three Labs, Inc., a company which empowers third-party manufacturers to reimagine their existing cannabis offerings enabling them to bring to market better, cleaner, more precise and predictable versions by utilizing Day Three’s technology and innovation like Unlokt™. The Company’s primary focus, to date, has been to expand our investment portfolio through opportunistic and strategic investments including therapeutics, which address high unmet medical needs. Upon closing of the planned merger with Cyclo, the Company intends to focus its efforts on making Trappsol®Cyclo™ its lead clinical program.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the potential, safety, efficacy, and regulatory and clinical progress of our product candidates; plans regarding the further evaluation of clinical data; and the potential of our pipeline, including our internal cancer metabolism research programs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, those disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended July 31, 2024, and our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contact:

Barbara Ryan

Barbara.ryan@rafaelholdings.com

(203) 274-2825

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RAFAEL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

 (in thousands, except share and per share data)

	January 31, 2025	July 31, 2024
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$48,319	$2,675
Available-for-sale securities	—	63,265
Interest receivable	—	515
Convertible note receivables, due from Cyclo	16,589	5,191
Accounts receivable, net of allowance for credit losses of $245 at January 31, 2025 and July 31, 2024	200	426
Prepaid expenses and other current assets	725	430
Total current assets	65,833	72,502

Property and equipment, net	1,933	2,120
Investments – Hedge Funds	—	2,547
Investments – Cyclo	10,759	12,010
Convertible note receivable classified as available-for-sale	1,135	1,146
Goodwill	—	3,050
Intangible assets, net	1,787	1,847
In-process research and development	1,575	1,575
Other assets	20	35
TOTAL ASSETS	$83,042	$96,832

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$2,546	$2,556
Accrued expenses	1,412	1,798
Convertible notes payable	614	614
Other current liabilities	107	113
Due to related parties	731	733
Installment note payable	1,700	1,700
Total current liabilities	7,110	7,514

Accrued expenses, noncurrent	3,294	2,982
Convertible notes payable, noncurrent	75	73
Other liabilities	—	5
TOTAL LIABILITIES	10,479	10,574

COMMITMENTS AND CONTINGENCIES

EQUITY
Class A common stock, $0.01 par value; 35,000,000 shares authorized, 787,163 shares issued and outstanding as of January 31, 2025 and July 31, 2024	8	8
Class B common stock, $0.01 par value; 200,000,000 shares authorized, 24,227,096 issued and 24,125,609 outstanding (excluding treasury shares of 101,487) as of January 31, 2025, and 24,142,535 issued and 23,819,948 outstanding (excluding treasury shares of 101,487) as of July 31, 2024	241	238
Additional paid-in capital	280,831	280,048
Accumulated deficit	(215,390)	(201,743)
Treasury stock, at cost; 101,487 Class B shares as of January 31, 2025 and July 31, 2024	(168)	(168)
Accumulated other comprehensive income related to unrealized income on available-for-sale securities	135	111
Accumulated other comprehensive income related to foreign currency translation adjustment	3,724	3,691
Total equity attributable to Rafael Holdings, Inc.	69,381	82,185
Noncontrolling interests	3,182	4,073
TOTAL EQUITY	72,563	86,258

TOTAL LIABILITIES AND EQUITY	$83,042	$96,832

RAFAEL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

 (unaudited, in thousands, except share and per share data)

	Three Months Ended January 31,		Six Months Ended January 31,
	2025	2024	2025	2024
Revenues	$77	$68	$205	$136

Cost of Infusion Technology revenue	38	-	75	-
SG&A Expenses	2,591	2,561	5,114	4,601
R&D Expenses	947	612	2,273	1,101
Depreciation and amortization	90	38	176	55
Loss on impairment of goodwill	3,050	-	3,050	-
Operating Loss	(6,639)	(3,143)	(10,483)	(5,621)

Interest income	489	693	1,057	1,275
Loss on initial investment in Day Three upon acquisition	-	(1,633)	-	(1,633)
Realized (loss) gain on available-for-sale securities	(16)	399	178	576
Realized loss on investment in equity securities	-	-	-	(46)
Realized gain on investment - Cyclo	-	-	-	424
Unrealized gain (loss) on investment - Cyclo	614	9,718	(3,751)	7,594
Unrealized gain (loss) on convertible notes receivable, due from Cyclo	486	-	(1,102)	-
Unrealized gain (loss) on investment - Hedge Funds	-	51	-	(115)
Interest expense	(163)	-	(325)	-
Other (expense) income	(78)	25	(80)	118
(Loss) income before income taxes	(5,307)	6,110	(14,506)	2,572
Taxes	(20)	-	(32)	(6)
Equity in loss of Day Three	-	(206)	-	(422)

Consolidated net (loss) income	(5,327)	5,904	(14,538)	2,144
Net loss attributable to noncontrolling interests	(686)	(143)	(891)	(265)
Net (loss) income attributable to Rafael Holdings, Inc.	$(4,641)	$6,047	$(13,647)	$2,409

Loss per share
Basic	$(0.19)	$0.26	$(0.57)	$0.10
Diluted	$(0.19)	$0.25	$(0.57)	$0.10

Weighted average shares in calculation
Basic	24,150,218	23,642,421	24,121,186	23,643,660
Diluted	24,150,218	24,402,069	24,121,186	24,403,308

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